UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2008

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(b) On January 8, 2008, Victor Atiyeh completed his term on the Board of Directors and did not stand for re-election. On the same date, the Board of Directors elected Governor Atiyeh to serve as an Emeritus (non-voting) Director of the Company.
            On January 8, 2008, Larry G. Brady retired as the Company’s Senior Vice President and Chief Financial Officer.
5.02(c) On January 8, 2008, Mark J. Rittenbaum was appointed Executive Vice President and Chief Financial Officer of the Company. He will also continue to serve as Treasurer of the Company. Since 2001, Mr. Rittenbaum has served as the Company’s Senior Vice President and Treasurer. Prior to 2001, he served as Vice President and Treasurer. Early in his professional career, Mr. Rittenbaum was a certified public accountant.
            The terms of Mr. Rittenbaum’s employment agreement and change of control agreement remain unchanged and were previously disclosed in Current Reports on Form 8-K dated April 7, 2006 and August 1, 2005, respectively.
5.02(e) On January 7, 2008, William A. Furman, President and Chief Executive Officer of the Company, received an award of 60,000 shares of restricted stock under the Company’s 2005 Stock Incentive Plan, which will vest ratably over three years. On the same date, Mr. Furman’s base salary was increased to $750,000 per year.
            On January 8, 2008, Mark J. Rittenbaum received an award of 10,000 shares of restricted stock under the Company’s 2005 Stock Incentive Plan, which will vest ratably over five years.
     On January 8, 2008, William A. Furman, President and Chief Executive Officer of the Company, was awarded 100,000 restricted shares under the Company’s 2005 Stock Incentive Plan. Such shares will vest on the third anniversary of the award only if all of the following criteria are met in the three-year vesting period ending August 31, 2010: (i) the Company’s consolidated revenue increases over the period at an average annual rate of not less than 10 percent; (ii) the Company’s consolidated net earnings increase over the period at an average annual rate of not less than 12 percent; (iii) the Company achieves over the period return on average stockholders’ equity averaging at least 15 percent; and (iv) the Company and its Board of Directors identify and employ for at least 12 months, and continuing to and including January 8, 2011, an individual with the potential to become Chief Executive Officer of the Company. The Compensation Committee of the Board of Directors has retained discretion to adjust net earnings and average stockholders’ equity in applying the vesting criteria to take into account specific non-recurring items that are not reflective of ongoing Company operations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: January 10, 2008	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum,
Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)